Exhibit 10.5

Notice of Restricted Stock Grant

Participant:	<first_name> <middle_name> <last_name>

Employee ID:	<emp_id>

Company:	Visa Inc.

Notice:
You have been granted the following award of restricted shares of common stock of the Company in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Award Agreement (“Agreement”) attached hereto.

Grant ID:	<award_id>

Grant:	Grant Date: <award_date>
Number of Shares of Restricted Stock: <shares_awarded>1

Period of Restriction:
The Period of Restriction applicable to those portions of the total number of Shares of your Restricted Stock listed in the “Portion of Shares” column below shall commence on the Grant Date and shall lapse on the corresponding date listed in the “Vesting Date” column below.

Shares on Vesting Date

Portion of Shares	Vesting Date
[ ][2]	November 19, 2012
[ ][3]	November 19, 2013
[ ][4]	November 19, 2014
[ ][5]	November 19, 2015

However, the above vesting schedule shall be subject to Section 5 of the Agreement.

______________________

[1]	Figure to be based on $13,000,000 FMV of shares as of the Grant Date.

[2]	Figure to be based on $4,447,368 FMV of shares as of the Grant Date.

[3]	Figure to be based on $2,850,878 FMV of shares as of the Grant Date.

[4]	Figure to be based on $2,850,877 FMV of shares as of the Grant Date.

[5]	Figure to be based on $2,850,877 FMV of shares as of the Grant Date.

Acceptance:
To accept or reject your Restricted Stock award, please complete the on-line form ("Accept or Reject Your Grant") as promptly as possible, but, in any case, within thirty (30) days after the Grant Date. If you do not reject your award within thirty (30) days after the Grant Date, you will be deemed to have accepted your Restricted Stock award and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. Your agreement is available to you online in your Schwab Equity Award Center (EAC) account via this link https://www.schwab.com/public/eac/home

Visa Inc.
2007 Equity Incentive Compensation Plan
Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Grant attached as Schedule A hereto (the “Grant Notice”) is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).

2.	Grant of the Restricted Stock.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Shares of Restricted Stock set forth in the Grant Notice (the “Restricted Stock”).

3.	Period of Restriction.

The Period of Restriction with respect to the Restricted Stock shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)), other than by will or the laws of descent and distribution. Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 11hereof. Notwithstanding the foregoing, prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may be transferred to the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law.

4.	Evidence of Shares; Legend.

The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 4 below.

If, however, during the Period of Restriction the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan (the "Plan") and are subject to forfeiture to Visa Inc. in accordance with the terms of the Plan and an Agreement between Visa Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Company may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.

Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 6 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	Termination.

(a) Termination By the Company Without Cause or By the Participant for Good Reason. Following the first anniversary of the Grant Date, upon a Termination of the Participant’s employment by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below), then the Period of Restriction shall immediately lapse as to that number of Shares of Restricted Stock for which the Period of Restriction would have lapsed in the 12-month period immediately following the date of Termination had the Participant continued to have been employed with the Company during such period.

(b) Other Terminations. Upon Termination of the Participant due to any reason other than a Termination by the Company without Cause or by the Participant for Good Reason, then all Restricted Stock for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

6.	Taxes and Withholdings.

Upon the expiration of the applicable portion of the Period of Restriction, as of which the value of any Shares of Restricted Stock first becomes includible in the Participant’s gross income for income tax purposes, any taxes of any kind required by law to be withheld with respect to such Shares shall be satisfied by the Company withholding Shares otherwise deliverable to the Participant pursuant to the Restricted Stock award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income ), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.

Notwithstanding the immediately preceding paragraph, in the event the Participant makes an election pursuant to Section 83(b) of the Code, or the value of any Shares of Restricted Stock otherwise becomes includible in the Participant’s gross income for income tax purposes prior to the expiration of the applicable Period of Restriction, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Article XVII of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by tendering to the Company Shares owned by the Participant (or the Participant and the Participant’s spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge, based on the Fair Market Value of the Shares on the payment date as determined by the Committee. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. In the event that the Participant elects immediate Federal income taxation with respect to all or any portion of this award of Restricted Stock pursuant to Section 83(b) of the Code, the Participant agrees to deliver a copy of such election to the Company at the time such election is filed with the Internal Revenue Service.

Regardless of any action the Company, an Affiliate and /or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any ), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.

7.	Rights as a Shareholder.

The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4.2 of the Plan) with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Participant’s book -entry account established under Section 4 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.

8.	No Right to Continued Employment.

Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate , which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock hereunder.

9.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator

10.	Certain Defined Terms.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means: (i) the Participant’s willful failure to perform his duties with the Company or any subsidiary or controlled affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony; or (iv) the Participant’s disclosure of confidential information in violation of the Company’s written policies which is materially and demonstrably injurious to the Company; provided, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment by the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in clauses (i), (ii) or (iv) above, and specifying the particulars thereof in detail.

(b) "Good Reason” means: (i) the assignment to the Participant of any duties inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any action by the Company which results in a diminution in any of the foregoing, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company to provide the Participant with the compensation or other benefits contemplated under the offer letter agreement entered into between the Participant and the Company dated October 23, 2012 (the “Letter”), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (iii) any other material breach by the Company of the Letter; or (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under the Letter in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place.

11.	Compliance with Laws and Regulations.

(a) The Restricted Stock and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations ; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing , registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant 's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company , as to the applicability of such exemption thereto.

12.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration, in the Benefits

department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

13.	Other Plans.

The Participant acknowledges that any income derived from this Restricted Stock award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

14.	Clawback Policy.

Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, Restricted Stock granted and/or Shares issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.